NEWS RELEASE

FOR IMMEDIATE RELEASE	Contacts: James E. Braun, CFO Newpark Resources, Inc. 281-465-6800 Ken Dennard, Managing Partner Dennard Rupp Gray & Easterly, LLC ksdennard@drg-e.com 713-529-6600

NEWPARK RESOURCES ANNOUNCES SETTLEMENT OF ALL OUTSTANDING SHAREHOLDER LITIGATION

THE WOODLANDS, TX – APRIL 13, 2007 – Newpark Resources, Inc. (NYSE: NR) announced today that it has reached settlements with the plaintiffs in shareholder class action and derivative litigation. As in all shareholder class and derivative actions, the settlement is subject to court approval. Once approved, the settlements will resolve all class and derivative litigation against the Company, its former and current directors, and former officers.

During 2006, several securities class action lawsuits and derivative actions were filed against the Company, certain current and former directors, and former officers of the Company. These actions were commenced following the Company’s disclosure of an internal investigation into potential irregularities in the processing and payment of invoices at one of its subsidiaries, Soloco Texas, LP (“Soloco”), and alleged improper granting, recording and accounting of backdated grants of stock options to executives.

Under the terms of the settlement, Newpark will pay $1,550,000, and the Company’s directors and officers’ liability insurance carrier will pay $8,300,000. Both amounts include the cost of certain legal fees and administration costs. As part of the settlement, the Company is preserving certain claims it may have against its former CEO and CFO for matters arising from the potential invoicing irregularities at Soloco and the backdating of options. Newpark will accrue its share of the settlement costs, along with the legal fees incurred to conclude this settlement, in the first quarter of 2007.

Paul Howes, Newpark’s President and Chief Executive Officer, stated, “We are extremely pleased to have our shareholder litigation settled. This removes the uncertainty that is inherent in any litigation and allows us to focus 100% of our energy on increasing shareholder value here at Newpark.”

Separately, Newpark has been notified by the Atlanta Regional Office of the Securities and Exchange Commission that it has opened a formal investigation into Newpark’s restatement of earnings. The Company continues to cooperate with the Securities and Exchange Commission’s investigation of the events giving rise to the shareholder lawsuits.

Newpark Resources, Inc. is a worldwide provider of drilling fluids, temporary worksites and access roads for oilfield and other commercial markets, and environmental waste treatment solutions. For more information, visit our website at www.newpark.com.

Forward-looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act that are based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about Newpark’s strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like “expects,” “anticipates,” “plans,” “intends,” “projects,” “indicates,” and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Newpark, particularly its Annual Report on Form 10-K for the year ended December 31, 2006, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to, the results of several class action and derivative lawsuits against Newpark and certain of our current and former directors and former officers; the results of the internal investigation into accounting matters by Newpark’s Audit Committee; changes in the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which Newpark does business; competitive pressures; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; cost of raw materials, research and development of new products, including regulatory approval and market acceptance; and seasonality of sales of Newpark products. Newpark’s filings with the Securities and Exchange Commission can be obtained at no charge at www.sec.gov, as well as through our website at www.newpark.com.

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